UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: July 2, 2007)

North American Galvanizing & Coatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3920	71-0268502
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 494-0964

2250 East 73rd Street, Tulsa, Oklahoma           74136-6832
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

On July 2, 2007, North American Galvanizing & Coatings, Inc.,  (the “Company”),  prepaid the outstanding principal balance of the Harris County Industrial Development Corporation Adjustable Rate Industrial Development Revenue Bonds (North American Galvanizing Company Project), Series 2000, dated and issued on March 14, 2000 (the “Bonds”).  The original principal amount of the Bonds was $9,050,000, of which $4,890,000 was outstanding at June 30, 2007.  The payment was made to satisfy a closing agreement entered into in settlement of certain issues raised by the IRS regarding compliance with the requirements of Section 103 of the Internal Revenue Code (the “Code”).  The prepayment was funded through the Company’s loan facility with the Bank of America.

The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report.  This information is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                         NORTH AMERICAN GALVANIZING & COATINGS, INC.

Date: July 3, 2007	By:	/s/ Beth B. Hood
Name: Beth B. Hood
Title: Vice President and Chief Financial Officer